                                                                      Exhibit 21

                    UNION TANK CAR COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                            as of December 31, 1995

                                                             Jurisdiction Under
                                                              Which Organized
                                                             ------------------
Atlas Bolt & Screw Company                                        Delaware
Atlas Bolt & Screw Company of Canada, Inc.                        Ontario
The Marmon Group of Canada, Ltd.                                  Canada
Procor Alberta, Inc.                                              Alberta
Procor LPG Storage, Inc.                                          Alberta
Procor Limited                                                    Canada
Procor Sulphur Services, Inc.                                     Alberta
Rail Car Associates Limited Partnership                           Illinois
Railserve, Inc.                                                   Canada
Robertson Whitehouse, Inc.                                        Ontario
Trans Union Crane Rental, Inc.                                    Canada
Trans Union Fastener Corporation                                  Delaware
Trans Union Finance (Canada) Limited                              Ontario
Uni-Form Components, Co.                                          Delaware
Union Tank Car Rail Services Company                              Delaware

All subsidiaries listed above are wholly-owned except for Rail Car Associates Limited Partnership of which the Company is the general partner and has an 80% ownership interest and are included in the consolidated financial statements incorporated herein.

                                     -44-